Exhibit 99.1

NasdaqGM:CECE	NEWS RELEASE

CECO ENVIRONMENTAL REPORTS

THIRD QUARTER AND NINE MONTH 2011 RESULTS

Company Achieves Record Earnings Per Share of $0.14 for the Quarter

CINCINNATI, OHIO, NOVEMBER 10, 2011—CECO Environmental Corp. (NasdaqGM:CECE), a leading global provider of air pollution control systems, today announced third quarter and nine month results for the period ended September 30, 2011.

Financial highlights for the third quarter of 2011 compared to the third quarter of 2010 include:

Net sales were $32.9 million compared to $33.9 million in the comparable quarter;

Gross profit increased to $9.7 million from $7.8 million;

Gross margin increased to 29.5% from 23.0%;

Selling & administrative expenses as a percent of sales decreased to 19.1% from 19.5%;

Operating income increased to $3.3 million from $1.6 million in 2010;

Operating margin increased to 10.0% from 4.7% in 2010;

Net income was $2.3 million compared to net income of $0.7 million in 2010;

Net income per diluted share was $0.14 compared to net income per diluted share of $0.05 in 2010;

Bookings were $35.6 million compared to $35.1 million in 2010;

Cash and cash equivalents increased to $9.9 million with no bank debt; and

Backlog as of September 30, 2011 was $55.3 million compared to $52.6 million as of June 30, 2011.

Financial highlights for the nine months ended September 30, 2011 compared to nine months ended September 30, 2010 include:

Net sales were $101.4 million compared to $103.7 million for the comparable period in 2010;

Gross profit increased to $26.9 million from $24.2 million;

Gross margin increased to 26.5% from 23.3%;

Selling & administrative expenses as a percent of sales decreased to 17.8% from 20.1%;

Operating income increased to $8.6 million from $3.6 million in 2010;

Operating margin increased to 8.5% from 3.5% in 2010;

Net income was $5.5 million compared to net income of $1.4 million in 2010;

Net income per diluted share was $0.34 compared to net income per diluted share of $0.09;

Year-to-date bookings increased by 10% to $102.4 million compared to $93.5 million in 2010.

“I am very pleased with the results from the third quarter and the ongoing improvement in financial performance that the Company is achieving. CECO’s substantial improvement in performance is a direct result of our focus on favorable product mix changes, better sales price management, global expansion, and our team’s meticulous approach to operational excellence.” commented CECO’s Chief Executive Officer, Jeff Lang. “Our slightly lower revenues in the quarter are the result of our intentional portfolio pruning of lower margin customer segments that we effected earlier in 2011. In addition, our year-over-year bookings and improved gross margin backlog are improving steadily as our domestic and global sales initiatives take effect.”

Mr. Lang continued, “We continue to realize the positive results from global growth, streamlining and operating income margin enhancement that we began implementing in Q1 of 2010. We expect these trends to continue as we move into the final quarter of 2011 and into 2012.”

CECO will host a conference call on Thursday, November 10, 2011 at 8:30 a.m. EST to review its financial results for the quarter. Conferencing details are as follows:

Dial in number:	866-783-2142
International dial in number:	857-350-1601
Participant passcode:	52446760

Replay:	888-286-8010
International:	617-801-6888
Passcode:	78699339

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global air pollution company with substantial global operations and revenues. CECO provides a wide spectrum of air quality products and services including engineered equipment, cyclones, scrubbers, dampers, diverters, RTO’s, component parts, and monitoring and management services. Industries served include refining, petro-chemical, power, steel, aluminum, automotive, chemical, and virtually all industrial processes. Revenue from engineered equipment is approximately 75% and 25% from parts and services. Global Growth, Operational Excellence, Margin Expansion, Safety, and Employee Development are CECO’s core competencies and long term objectives.

For more information on CECO Environmental please visit the company’s website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jeff Lang, CECO Environmental Corp.

Email: investors@cecoenviro.com

1-800-333-5475

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
Dollars in thousands, except per share data	2011	2010	2011	2010
Net sales	$32,947	$33,860	$101,440	$103,657
Cost of sales	23,249	26,132	74,571	79,513

Gross profit	9,698	7,728	26,869	24,144
Selling and administrative	6,270	6,648	17,958	20,786
Amortization	118	118	341	378
Gain on sale of operating equipment	0	(608)	0	(608)

Income from operations	3,310	1,570	8,570	3,588
Other income, (expense) net	103	(68)	436	(121)
Interest expense (including related party interest of $59 and $58, and $177 and $171, respectively)	(296)	(341)	(870)	(942)

Income from continuing operations before income taxes	3,117	1,161	8,136	2,525
Income tax expense	798	488	2,606	1,008

Income from continuing operations	2,319	673	5,530	1,517
Income (loss) from discontinued operations, net of tax	0	10	0	(155)

Net income	$2,319	$683	$5,530	$1,362

Per share data:
Basic income from continuing operations	$0.16	$0.05	$0.39	$0.11
Basic income (loss) from discontinued operations	0.00	0.00	0.00	(0.01)

Basic net income	$0.16	$0.05	$0.39	$0.10

Diluted income from continuing operations	$0.14	$0.05	$0.34	$0.10
Diluted income (loss) from discontinued operations	0.00	0.00	0.00	(0.01)

Diluted net income	$0.14	$0.05	$0.34	$0.09

Weighted average number of common shares outstanding:
Basic	14,371,752	14,320,188	14,340,119	14,304,554

Diluted	17,157,305	17,128,215	17,130,767	14,396,965

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

Dollars in thousands, except per share data	SEPTEMBER 30, 2011	DECEMBER 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$9,918	$5,792
Accounts receivable, net	20,618	26,772
Costs and estimated earnings in excess of billings on uncompleted contracts	10,268	8,345
Inventories, net	5,056	4,432
Prepaid expenses and other current assets	2,605	2,509
Assets held for sale	0	526
Current assets of discontinued operations	67	76

Total current assets	48,532	48,452
Property and equipment, net	5,679	5,880
Goodwill	14,628	14,713
Intangibles—finite life, net	619	966
Intangibles—indefinite life	3,214	3,225
Deferred income tax asset, net	602	602
Deferred charges and other assets	1,023	953

	$74,297	$74,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$12,000	$17,041
Billings in excess of costs and estimated earnings on uncompleted contracts	8,494	7,810
Accrued income taxes	475	1,646

Total current liabilities	20,969	26,497
Other liabilities	2,212	2,320
Convertible subordinated notes (including related parties notes of $3,950)	10,100	10,800

Total liabilities	33,281	39,617

Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 14,617,417 and 14,456,659 shares issued in 2011 and 2010, respectively	146	144
Capital in excess of par value	44,155	43,237
Accumulated deficit	(1,076)	(6,243)
Accumulated other comprehensive loss	(1,801)	(1,608)

	41,424	35,530
Less treasury stock, at cost, 146,820 and 137,920 shares in 2011 and 2010, respectively	(408)	(356)

Total shareholders’ equity	41,016	35,174

	$74,297	$74,791

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in CECO’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, and include, but are not limited to: our dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding our estimates and our method of accounting for contract revenue; our history of losses and possibility of further losses; fluctuations in operating results from period to period due to seasonality of our business; the effect of growth on our infrastructure, resources, and existing sales; our ability to expand our operations in both new and existing markets; the potential for contract delay or cancellation; the potential for fluctuations in prices for manufactured components and raw materials; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. We caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.